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                                                                EXHIBIT 10.6


                   Executive Staff F'95 Bonus Plan Criteria

Executive Staff Measurements
The fiscal 1995 bonus plan for executive staff will consist of the following:
         a) 40% Return on Net Assets (RONA)
         b) 40% Earnings Per Share (EPS)
         c) 20 % Personal Objectives

For all officers, personal objectives have been established which represent key program/project leadership activities for the current year.

Supporting Definitions:
Average Net Assets: Average quarterly net assets. Net assets equal total assets less current liabilities and debt included in current liabilities. Earnings Per Share: Net Income divided by Average Number of Common Shares Outstanding during the period.
Return on Net Assets: After tax Income (excluding interest) divided by Average Net Assets. RONA is a financial indicator of the ability of the Company to generate profits utilizing available assets in an efficient manner. Personal Objectives: Represent key program/project leadership activities for the current year.

NOTE: With regard to personal objectives, the objectives will serve as a guideline, however recommendations to the Committee by the CEO will take into account evolving priorities during the year.

Bonus recommendations are presented to the Compensation Committee for their approval after the fiscal year results are available.
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               Executive Staff F'95 Measurements and Bonus Plan

                                                    100%
Bonus Measurement:  *                50%          (Target)       200%
                                   -------        ---------    --------
        40% Return on Net Assets    10.0%           11.0%        13.5%
        40% Earnings Per Share      $1.45           $1.60        $1.90
        20% Personal Objectives       -               -            -


                                                   Proposed Bonus
    Name           Functional Area                 Payout @ 100%
- - ---------------------------------------------------------------------
    Sim  *         CEO - API                             $232,000
    Arzbaecher     CFO                                    $70,000
    Dorszynski     Tax & Treasury                         $29,000
    Foote          Business Development                   $50,000
    Knutson        Technology                             $35,000
    Lampereur      Controller                             $28,000



* Except in the case of Sim, where 50% of the bonus measurement is based on Return on Net Assets, 50% is based on Earnings Per Share and there is no provision for Personal Objectives.
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               Group Executive F'95 Measurements and Bonus Plan


Group Executive Measurements

The Fiscal 1995 bonus plans for Group Executive Operating Officers will consist of the following:

         a) 20% Applied Power Financial Results (RONA and EPS)
         b) 60% Group Business Results (1) (2)
         c) 20% Personal Objectives

The business unit financial targets for fiscal 1995 have been established based upon the business plans submitted by each business unit, current year Corporate contribution requirements for profitability, and agreed upon long term investments. Operating Officers will be eligible for the personal objective portion of the bonus if Corporate meets the established minimum financial threshold (RONA and EPS).

(1) CMM = Operating Profit - (20%  x Monthly Net Assets)
(2) Targeted bonus plan levels for CMM may be modified during the plan year due to mergers and acquisitions.

NOTE: With regard to personal objectives, the objectives will serve as a guideline, however recommendations to the Committee by the CEO will take into account evolving priorities during the year.
Bonus recommendations are presented to the Compensation Committee for their approval after the fiscal year results are available.

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                       Group Executive F'95 Bonus Plan

Bonus Measurements:
            20% Applied Power Financial Results (RONA and EPS)
            60% Business Group Results (CMM)
            20% Personal Objectives




                                   CMM  $MM                         Total
          Business        --------------------------            Bonus Payout (1)
  Name      Unit           50%      100%         200%               @ 100%
                                  (Target)                         (Target)
- - --------------------------------------------------------------------------------
Albrecht    ESG             $4      $8            $10                $90,000

Deuster     DPG            $14     $17            $19               $100,000




CMM = Operating Profit - (20% x Monthly Net Assets)

(1) 100% Total Bonus Payout Level for attaining API, Business Group CMM and Personal Objectives.

                        Business Unit F'95 Bonus Plan

Bonus Measurements:


Lecher:                                          van Eyck:
     80% Combined Management Measure (CMM)              50% Sales
     20% Personal Objectives                            50% Personal Objectives



                                           CMM  $MM                  Total
          Business                 --------------------------    Bonus Payout (1)
  Name      Unit                   50%      100%         200%       @ 100%
                                          (Target)                  (Target)
- - --------------------------------------------------------------------------------
Lecher    GB Electrical            $3.50     $4.00       $5.00         $70,000

                                               Sales
                                  ----------------------------
van Eyck  Asian Operations (2)    $30.00    $32.00      $36.00          Y8mm (3)


     CMM = Operating Profit - (20% x Monthly Net Assets)

     (1) 100% Total Bonus Payout Level for attaining CMM and Personal
         Objectives.
     (2) Asian Operations include operating responsibilities for ongoing business in Japan & Korea as well as overall business development for API business units.
     (3) Using 100 yen = $1 US and 800 won = $1
         US.